Exhibit 99.1

The Honorable Marsha J. Pechman

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

In re CELL THERAPEUTICS, INC., DERIVATIVE LITIGATION	) ) ) )	Master Docket No. C 10-564 MJP
This Document Relates To: ALL ACTIONS	) ) ) ) )	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION

TO:	ALL OWNERS OF CELL THERAPEUTICS, INC. (“CTI” OR THE “COMPANY”) COMMON STOCK AS OF NOVEMBER 6, 2012 WHO CONTINUE TO HOLD SUCH SHARES (“CURRENT CTI SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDERS’ DERIVATIVE ACTION. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED of the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action. This notice (the “Notice”) is being provided pursuant to an order of the U.S. District Court in the Western District of Washington (the “Court”). This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency of Settlement of the Action and your rights as a CTI shareholder. This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation of Settlement dated November 6, 2012 (the “Stipulation”), which is available on CTI’s website at http://investors.celltherapeutics.com under the SEC Filings tab.1

[1]	The Stipulation may also be inspected at the Office of the Clerk of the U.S. District Court in the Western District of Washington located at 700 Stewart Street, Seattle, Washington 98101, during regular business hours of each business day. The capitalized terms used in this Notice, and not otherwise defined, are defined in the Stipulation.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 1 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

Please be advised that pursuant to an order of the Court, a hearing (the “Settlement Hearing”) will be held on May 31, 2013 at 2:00 p.m., before the Honorable Marsha J. Pechman for the purpose of determining: (a) whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to CTI and Current CTI Shareholders, and should be finally approved by the Court; (b) whether this Notice fully satisfied the requirements of Rule 23.1 and the requirements of due process; (c) whether a Judgment as provided in, and attached as Exhibit E to the Stipulation should be entered, dismissing the Action with prejudice; (d) whether all Released Claims against the Released Persons should be fully and finally released; (e) the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel for their efforts in connection with the litigation; (f) whether, and in what amount, Plaintiffs are entitled to incentive awards for their efforts in connection with the litigation; and (g) to rule upon such other matters as the Court may deem appropriate.

The Settling Parties do not agree on the amount of attorneys’ fees and expenses that should be awarded in the Action, and have agreed to present this matter to the Court for resolution. Plaintiffs and Plaintiffs’ Counsel intend to petition the Court for no more than $1.3 million in attorneys’ fees and $75,000 in reimbursement of expenses (the “Fee and Expense Application”), as well as for an incentive award in the amount of $1,500 for plaintiff Joseph Shackleton (the “Incentive Award”).

The Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice. As detailed below, the Settling Parties believe that the proposed Settlement provides substantial benefits to the Company, and is in the best interests of the Company and its shareholders. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶1.17 of the Stipulation and set forth herein), upon and subject to the terms and conditions hereof.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 2 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

You may have the right to object to the Settlement, including to the amount of attorneys’ fees and unreimbursed expenses that should be awarded to Plaintiffs’ Counsel and the Incentive Award, in the manner provided herein. If you fail to object in the manner provided herein at least twenty-one calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the release of claims to be given, unless otherwise ordered by the Court.

There Is No Claims Procedure. This Action was brought as a derivative action on behalf of and to protect the interests of CTI and its shareholders. This Action is not a class action and, as such, there is no claims procedure. The Settlement of this Action will result in certain commitments and changes regarding the Company’s corporate governance, not in payments to CTI shareholders. In a factually related securities class action captioned In re Cell Therapeutics, Inc. Class Action Litigation, Master Docket No. C10-414MJP (the “Securities Class Action”), the parties reached a settlement that created a fund in the amount of $19 million that will provide payments, consistent with the court-approved claims administration procedure, to Persons (as that term is defined in the Securities Class Action settlement) who purchased or otherwise acquired CTI common stock between March 25, 2008 and March 22, 2010, inclusive.

I.	THE ACTION

On April 1, 2010, plaintiff Joseph Shackleton filed a complaint against the Individual Defendants and nominal defendant CTI in the U.S. District Court for the Western District of Washington, captioned Shackleton v. Bauer, Case No. C 2:10-cv-00564-MJP (the “Shackleton Complaint”). The Shackleton Complaint asserted claims on behalf of CTI, alleging that the CTI Board of Directors (“Board”), among other things, failed to adequately supervise or exercise oversight as to the Company’s disclosures related to pixantrone, a treatment for non-Hodgkin’s lymphoma, and the Company’s disclosures related to communications with the U.S. Food and Drug Administration (“FDA”) about the FDA approval process for pixantrone. Specifically, the Shackleton Complaint alleged that the Company failed to disclose that: (i) a Special Protocol

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 3 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

Assessment with the FDA for a pixantrone clinical trial, PIX301, was allegedly invalidated in March 2008; (ii) PIX301 allegedly enrolled a large number of patients who did not suffer from aggressive non-Hodgkin’s lymphoma; and (iii) the results from PIX301 allegedly demonstrated that pixantrone was cardiotoxic. The Shackleton Complaint also alleged that, as a result of the foregoing, the Company lacked a reasonable basis for positive statements about pixantrone and its prospects. Defendants deny all of the allegations made in the Complaint.

Plaintiffs Terry Marbury and Paul Cyrek thereafter filed substantially similar complaints: Marbury v. Bianco, No. 2:10-cv-00578-MJP was filed with the Court on April 5, 2010, and Cyrek v. Bauer, No. 2:10-cv-00625-TSZ was filed with the Court on April 13, 2010. By order dated May 10, 2010, the Court consolidated these three derivative complaints as In re Cell Therapeutics, Inc. Derivative Litigation, Master Docket No. C 10-564 MJP (the “Action” or “Derivative Action”), and appointed Robbins Umeda LLP, which is now Robbins Arroyo LLP, and Federman & Sherwood as Co-Lead Counsel for plaintiffs. The May 10, 2010 order also provided that Defendants did not need to respond to the complaints filed in the Action, and that the parties would confer upon a proposed schedule for the filing of an amended complaint and briefing on any motion to dismiss the amended complaint.

Three additional complaints were thereafter filed and consolidated into the Action. On June 1, 2010, plaintiff Carey Souda filed a complaint in this Court captioned Souda v. Bauer, Case No. 2:10-cv-00905-MJP, which was consolidated with the Action in an order dated July 19, 2010; and on July 27, 2010, plaintiff Brandon Bohland filed a complaint in this Court captioned Bohland v. Bauer et al., Case No. 2:10-cv-00564-JCC, which was consolidated into the Action in an order dated November 16, 2010. On October 4, 2010, plaintiff Lawrence J. Alexander filed a substantially similar derivative complaint captioned Alexander v. Bianco, No. 10-2-34849-2 SEA, in the Superior Court of Washington, King County, which was removed to this Court on October 5, 2010, and assigned as Case No. 2:10-cv-01597-MJP, and thereafter consolidated into the Action in an order dated March 1, 2011.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 4 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

On November 23, 2010, the parties in the Derivative Action filed a stipulation asking the Court to postpone all deadlines in the Action pending the Court’s ruling on defendants’ motion to dismiss the Securities Class Action. This stipulation also provided that in the event that the motion to dismiss the Securities Class Action was denied, the derivative Plaintiffs would receive copies of all discovery produced in the Securities Class Action, and would file and serve a consolidated complaint within forty-five days of the close of discovery in the Securities Class Action. On November 30, 2010, the Court approved this stipulation. On February 4, 2011, following the denial in large part of defendants’ motion to dismiss the Securities Class Action, this Court lifted the stay in the Derivative Action.

After the stay of the Derivative Action was lifted, Plaintiffs received the discovery produced in the Securities Class Action contemporaneously as it was produced in that action. To date, Plaintiffs have reviewed and analyzed approximately 231,000 pages of documents produced by Defendants and third parties.

The parties to the Derivative Action and Securities Class Action participated in a day-long mediation with the late Honorable Nicholas H. Politan (Ret.) on October 26, 2011. In preparation for the mediation, the Plaintiffs in the Derivative Action prepared a damages analysis and report, and made a settlement demand proposing, among other things, corporate governance reforms intended to address the alleged wrongdoing.

The Securities Class Action ultimately settled for $19 million to the class, the proceeds of which were funded entirely by the Company’s insurers.

Following the October 26, 2011 mediation, the parties to the Derivative Action continued to engage in arm’s-length settlement negotiations. Plaintiffs in the Derivative Action prepared and delivered a second, supplemental settlement demand letter to the Company on January 18, 2012, proposing additional corporate governance measures.

On April 17, 2012, the parties to the Derivative Action participated in a second day-long mediation session with the Honorable Howard B. Wiener (Ret.) (“Judge Wiener”). With assistance from Judge Wiener, the Settling Parties were able to reach agreement on the majority of the material settlement terms herein.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 5 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

II.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the website of CTI at http://investors.celltherapeutics.com under the SEC Filings tab. The following is only a summary of its terms.

In connection with the prosecution and settlement of the Action, CTI has agreed to implement the corporate governance measures (“Corporate Governance Measures”) set forth in the Stipulation within ninety days after the Effective Date of the Settlement. The Corporate Governance Measures include procedures for enhanced Board oversight of disclosures, including the Board’s adoption of a charter for the Disclosure Committee. The Corporate Governance Measures also include provisions regarding the composition of the Board, procedures to be utilized by the Board, and the compensation paid to the Board, as well as measures relating to the Company’s oversight of its Code of Business Conduct and Ethics, Corporate Governance Guidelines, Code of Ethics for Senior Officers, Insider Trading Policy and whistleblower hotline.

The Board will keep such measures in force and effect for a period of no less than four years, subject to revisions that may be required by changes in applicable laws and/or regulations, except that this obligation will terminate if and when there is a change of control of the Company.

Defendants acknowledge that the filing, prosecution, and settlement of this Action was a material and substantial contributing factor in bringing about the foregoing changes to the Company’s corporate governance structure that were made after the filing of this Action. CTI acknowledges that the Settlement is fair, reasonable, adequate, and in the best interests of CTI and its shareholders.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 6 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such dismissal has been entered and has become Final and non-appealable (the “Effective Date”).

Upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of CTI); CTI, its predecessors, successors, subsidiaries, affiliates, divisions, and assigns; and each of CTI’s shareholders (solely in their capacity as CTI shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

Upon the Effective Date, Plaintiffs (acting on their own behalf and, derivatively on behalf of CTI); CTI, its predecessors, successors, subsidiaries, affiliates, divisions, and assigns; and each of CTI’s shareholders (solely in their capacity as CTI shareholders) will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding, arising out of, related to, or in connection with the Settlement or resolution of the action, provided, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Judgment.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, CTI, the Related Persons, and all CTI shareholders (solely in their capacity as CTI shareholders) from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Judgment.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 7 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

IV.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the claims asserted in this Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of the Individual Defendants’ defenses or lack of merit of any of their allegations, however, Plaintiffs recognize the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through appeals. Plaintiffs have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Plaintiffs believe that the settlement set forth in the Stipulation confers substantial benefits upon CTI and its shareholders. Based on their evaluation, Plaintiffs believe that the settlement set forth in this Stipulation is in the best interests of CTI and its shareholders.

V.	THE INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants deny each and all of the claims and contentions alleged by Plaintiffs in this Action. The Individual Defendants deny all claims of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. The Individual Defendants also deny, inter alia, the allegations that Plaintiffs, CTI, or its shareholders have suffered damage, or that Plaintiffs, CTI, or its shareholders were harmed by the conduct alleged in the Action. The Individual Defendants further assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of CTI and its shareholders.

Nonetheless, the Individual Defendants have concluded that further conduct of the Action would be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Individual Defendants agree to the proposed settlement without admitting any wrongdoing or liability.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 8 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

VI.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

The Settling Parties do not agree on the amount of attorneys’ fees and expenses that should be awarded in the Action, and have agreed to present this matter to the Court for resolution. Plaintiffs and Co-Lead Counsel intend to petition the Court for an award of fees and reimbursement of expenses in connection with the Action of no more than $1.3 million in attorneys’ fees and $75,000 in reimbursement of expenses. All Settling Parties agree that Plaintiffs are entitled to an award of reasonable attorneys’ fees reflecting, among other factors, the benefits conferred by the Settlement and the risks undertaken in pursuing the Action, as well as compensation for reasonable expenses incurred in prosecuting the Action.

The Fee and Expense Application shall be Plaintiffs’ and/or Plaintiffs’ Counsel’s sole application for an award of fees or expenses in connection with this Action. Final resolution by the Court of the Fee and Expense Application shall not be a precondition to the dismissal of the Action in accordance with this Stipulation, and the Settling Parties agree that the Fee and Expense Application may be considered separately from the proposed Settlement. Any order or proceeding relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement of the Action set forth therein. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Action, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket litigation expenses.

Co-Lead Counsel also intend to seek Court approval for an Incentive Award in the amount of $1,500 for plaintiff Shackleton. The Individual Defendants and CTI agree not to object to a request for Court approval of the Incentive Award. The Incentive Award will be funded by any fee amount awarded in the Fee and Expense Application.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 9 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

VII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

YOU ARE NOT REQUIRED TO PARTICIPATE IN OR ATTEND THE SETTLEMENT HEARING, BUT MAY DO SO IF YOU WISH. Any Current CTI Shareholder who continues to hold shares of CTI common stock as of the date of the Settlement Hearing may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or as to how much to compensate and reimburse Plaintiffs’ Counsel; provided that, however, unless otherwise ordered by the Court, no Current CTI Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Application, unless that shareholder has, at least twenty-one calendar days prior to the Settlement Hearing, filed with the Clerk of the Court, U.S. District Court in the Western District of Washington, 700 Stewart Street, Seattle, Washington 98101, a written objection to the Settlement or any of its terms, including the Fee and Expense Application, setting forth: (a) the nature of the objection; (b) proof of current ownership of CTI common stock, including the number of shares of CTI common stock held and the date of purchase; and (c) any documentation in support of such objection

If a Current CTI Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call or evidence the shareholder intends to present at the Settlement Hearing and the subjects of their testimony. If a Current CTI Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

ROBBINS ARROYO LLP

Attn: Craig W. Smith

600 B Street, Suite 1900

San Diego, CA 92101

FEDERMAN & SHERWOOD

Attn: Sara E. Collier

10205 North Pennsylvania Avenue

Oklahoma City, OK 73120

Co -Lead Counsel for Plaintiffs

WILSON SONSINI GOODRICH & ROSATI Attn: Barry M. Kaplan 701 Fifth Avenue, Suite 5100 Seattle, WA 98104 Counsel for CTI and the Individual Defendants

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 10 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991

Any Current CTI Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed Settlement as incorporated in the Stipulation, and/or the Fee and Expense Application, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

XI.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, the Settlement and the terms discussed in this Notice, the Stipulation may be viewed on the website of CTI at http://investors.celltherapeutics.com under the SEC Filings tab.

For more information concerning the Settlement, you may also call or write to: Robbins Arroyo LLP, c/o Craig W. Smith, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990.

PLEASE DO NOT TELEPHONE THE COURT OR CTI

REGARDING THIS NOTICE.

781428

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION Master Docket No. C 10-564 MJP	- 11 -	ROBBINS ARROYO LLP 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 — Fax: (619) 525-3991